                                                                Exhibit 99 (b)





                            Federal Data Corporation
         Unaudited Pro Forma Condensed Consolidated Financial Statements
            Giving Effect to the Acquisition of R.O.W. Sciences, Inc.
                 as of, and for the Year Ended December 31, 1997

                            Federal Data Corporation
         Unaudited Pro Forma Condensed Consolidated Financial Statements
            Giving Effect to the Acquisition of R.O.W. Sciences, Inc.
                 as of, and for the Year Ended December 31, 1997



                              Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the acquisition of R.O.W. Sciences, Inc. ("R.O.W.") as described in Note 1. R.O.W.'s fiscal year end is June 30, while the year end of Federal Data Corporation ("FDC") is December 31. The unaudited pro forma condensed consolidated balance sheet as of December 31, 1997, has been prepared by combining the consolidated balance sheet of FDC as of December 31, 1997, with the balance sheet of R.O.W. as of December 31, 1997. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 1997, has been prepared by combining FDC's consolidated statement of operations for the year ended December 31, 1997, with R.O.W.'s unaudited statement of earnings for the twelve months ended December 31, 1997. FDC and R.O.W., on a combined basis, are referred to herein as the "Company".

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management and should be read in conjunction with the historical financial statements of FDC and R.O.W. and the related notes thereto. The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of the results of operations that may have actually occurred had the acquisition taken place on January 1, 1997, or of the future results of the Company.

                            Federal Data Corporation
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                December 31, 1997
                                 (In thousands)


                                                             FDC           R.O.W.       Pro Forma
                                                          Historical     Historical    Adjustments      Pro Forma
                                                          ----------     ----------    -----------      ---------
Assets
 Cash and cash equivalents                                 $6,327             $0                         $6,327
 Accounts receivable                                       96,074          8,956                        105,030
 Net investment in sales-type leases                        6,839            -                            6,839
 Inventory                                                  6,346            -                            6,346
 Other assets                                               8,376            554                          8,930
                                                          ---------       --------                     ---------
 Total current assets                                     123,962          9,510                        133,472
 Net investment in sales-type leases                        1,203            -                            1,203
 Leased and other property and equipment                    3,746          1,346                          5,092
 Goodwill and intangibles                                  54,161            -           $7,472 (a)      61,633
 Other assets                                               9,894             33           -              9,927
                                                          ---------       --------     ----------      ---------
  Total assets                                           $192,966        $10,889         $7,472        $211,327
                                                          ---------       --------     ----------      ---------
                                                          ---------       --------     ----------      ---------
Liabilities and stockholders' equity
  Short-term recourse debt                                     $0         $3,786        ($3,786) (b)         $0
  Short-term nonrecourse debt                               3,114            -              -             3,114
Accounts payable and other liabilities                     73,282          2,574            -            75,856
                                                          ---------       --------     ----------      ---------
Total current liabilities                                  76,396          6,360        (3,786)          78,970
Long-term recourse debt                                   113,000          1,678        13,229  (c)     127,907
Long-term nonrecourse debt                                    359            -              -               359
Other liabilities                                           2,194            880            -             3,074
                                                          ---------       --------     ----------      ---------
Total liabilities                                         191,949          8,918         9,443          210,310
Stockholders' equity                                        1,017          1,971        (1,971) (d)       1,017
                                                          ---------       --------     ----------      ---------
Total liabilities and stockholders' equity               $192,966        $10,889        $7,472         $211,327
                                                          ---------       --------     ----------      ---------
                                                          ---------       --------     ----------      ---------


See accompanying note to unaudited pro forma condensed consolidated financial statements.

                            Federal Data Corporation
             Unaudited Pro Forma Condensed Consolidated Statement of
                                   Operations
                       Fiscal Year Ended December 31, 1997
                                 (In thousands)


                                                             FDC           R.O.W.       Pro Forma
                                                          Historical     Historical    Adjustments      Pro Forma
                                                          ----------     ----------    -----------      ---------
Revenues                                                  $336,306        $37,760                       $374,066
                                                          ----------     ----------                     ---------
Expenses
 Cost of sales and services                                280,903         32,364                        313,267
 Selling, general and administrative                        37,804          3,155        ($220) (e)       40,739
 Goodwill and intangibles                                    5,031             -         2,117  (f)        7,148
 Interest                                                   10,947            310          835  (g)       12,092
                                                          ----------     ----------    -----------      ---------
 Total expenses                                            334,685         35,829        2,732           373,246
                                                          ----------     ----------    -----------      ---------
Income before extraordinary item and
 income taxes                                                1,621          1,931       (2,732)              820
                                                          ----------     ----------    -----------      ---------
Income tax provision                                         1,368            595         (234) (h)        1,729
                                                          ----------     ----------    -----------      ---------
Income (loss) before extraordinary item                       $253         $1,336      ($2,498)            ($909)
                                                          ----------     ----------    -----------      ---------
                                                          ----------     ----------    -----------      ---------



See accompanying note to unaudited pro forma condensed consolidated financial statements.

                            Federal Data Corporation
     Note to Unaudited Pro Forma Condensed Consolidated Financial Statements
            Giving Effect to the Acquisition of R.O.W. Sciences, Inc.
                 as of, and for the Year Ended December 31, 1997




Note 1. R.O.W. ACQUISITION

On February 17, 1998, FDC acquired all of the outstanding stock of R.O.W. for an aggregate purchase price of $9 million, consisting of $8 million in cash and $1 million in promissory notes. The purchase price may be increased by up to $1 million if certain revenue objectives are met. Such payments, if any, will be accounted for as adjustments to the purchase price. The acquisition will be accounted for using the purchase method of accounting. The purchase price was allocated to net tangible and identifiable intangible assets and liabilities based on preliminary estimates of fair value as of the date of acquisition. The excess of purchase price over the estimated fair value of net tangible and identifiable intangible assets and liabilities was allocated to goodwill. The final allocation of the purchase price will be determined during the remainder of fiscal year 1998 when appraisals or other studies are completed.

The historical balances of R.O.W. as of December 31, 1997, were derived from R.O.W.'s interim unaudited financial statements. The historical balances of R.O.W as presented in the accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997, were derived using the actual audited results of operations as presented in R.O.W.'s historical financial statements for its fiscal year ended June 30, 1997, included elsewhere in this filing and R.O.W.'s interim unaudited financial statements for the six months ended December 31, 1996 and 1997. Certain amounts in R.O.W.'s historical financial statements have been reclassified to conform to the presentation used in the accompanying unaudited pro forma condensed consolidated financial statements.

The following pro forma adjustments for the acquisition of R.O.W. are reflected as of December 31, 1997, in the case of the unaudited pro forma condensed consolidated balance sheet, and as of January 1, 1997, in the case of the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 1997.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

    (a) Goodwill and other intangible assets resulting from the allocation of the purchase price. Other intangible assets represent contract backlog at the acquisition date and is recorded at the present value of the projected pretax profits.

    (b) Repayment of certain R.O.W. notes payable.

    (c) Long-term debt incurred to finance this acquisition and the repayment of certain R.O.W. notes payable.

    (d) Elimination of R.O.W.'s shareholders' equity upon consolidation with FDC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

    (e) Reduction of general and administrative expenses attributable to the termination of R.O.W.'s principal shareholder's employment offset by consulting service payments to such individual.

    (f) Amortization of estimated goodwill and other intangible assets. Goodwill is amortized on a straight line basis over fifteen years. The present value of the contract profits is being amortized over the remaining terms of the acquired contracts in relation to the recognition of related contract revenue.

    (g) Interest expense on net borrowings needed to fund the purchase price using an effective annual interest rate of 9% for the year ended December 31, 1997.

    (h) Reduction of federal and state income tax expense resulting from the additional interest expense net of the lower general and administrative costs.